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                                                                    EXHIBIT 99.2

                                  P-COM, INC.
              INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN ("IESPP")
                             ENROLLMENT/CHANGE FORM

               Action                               Complete Sections:
               ------                               ------------------
SECTION 1:
               [_] New Enrollment                   2, 3, 6, 7 and sign attached
ACTIONS                                                        ---
                                                        Stock Purchase Agreement

               [_] Payroll Deduction Change         2, 4, 7

               [_] Terminate Payroll Deductions     2, 5, 7

               [_] Beneficiary Change               2, 6, 7

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SECTION 2:
            Name _______________________________________________________ _______
PERSONNEL         Last                First              MI               Dept.
DATA
            Home Address _______________________________________________________
                                    Street
             ___________________________________________________________________
                 City                      State                       Zip Code

            Social Security #: [_][_][_]-[_][_]-[_][_][_][_]

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SECTION 3:
            Effective with Semi-
NEW         Annual Entry Date:               Payroll Deduction Amount:
ENROLLMENT  [_] April 1, 1998                ____% of base salary*

            [_] August 1, ______             * Must be a multiple of 1% up to a
            [_] February 1, ______             maximum of 15% of base salary

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SECTION 4:
            Effective with the               I authorize the following new
PAYROLL     Pay Period Beginning:            level of payroll deduction:
DEDUCTION   _____________________________    _______% of base salary*
CHANGE          Month, Day and Year
                                             * Must be a multiple of 1% up to a
                                               maximum of 15% of base salary

            NOTE:   You may reduce your rate of payroll deductions once per
            ----
                    semi-annual period of participation to become effective as soon as possible following the filing of the change form.
                    You may also increase your rate of payroll deductions to
                    become effective as of the start date of the next semi-
                    annual period of participation.
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SECTION 5:
            Effective with the               Your election to terminate your
TERMINATE   Pay Period Beginning:            payroll deductions for the
PAYROLL     _____________________________    the balance of the offering period
DEDUCTIONS    Month, Day and Year            cannot be changed, and you may not
                                             rejoin the offering period at a
                                             later date. You will not be able
                                             to resume participation in the
                                             IESPP prior to the start of the
                                             next offering period.

            In connection with my voluntary termination of payroll deductions, I elect the following action regarding my IESPP payroll deductions to date in the current semi-annual period of participation:

            [_] Purchase shares of P-COM, Inc. at end of the period
                   OR
            [_] Refund IESPP payroll deductions collected


     NOTE:  If your employment terminates for any reason or your eligibility
     ----
            status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the IESPP, and your IESPP payroll deductions collected in that semi-annual period will automatically be refunded to you.

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SECTION 6:
                  Beneficiary(ies)              Relationship of Beneficiary(ies)
BENEFICIARY       ----------------              --------------------------------

              ---------------------------   ------------------------------------

              ---------------------------   ------------------------------------

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SECTION 7:

AUTHORIZATION

I WOULD LIKE MY CERTIFICATE TO BE ISSUED AS FOLLOWS: (PRINT NAME(S) EXACTLY AS THEY SHOULD APPEAR.)

[_] My name only, ____________________________________________________.

[_] My name, __________________________________________________________, and my
    spouse, ________________________________________________________, [_] AS
    COMMUNITY PROPERTY OR [_] AS JOINT TENANTS.

[_] Issued in street name and delivered to my designated brokerage account.

___________________________    _________________________________________________
          Date                      Signature of Employee  PALLIB1\ZP\1089330.01